Exhibit 32.2

10CERTIFICATION PURSUANT TO 18 U.S.C. Sec.1358
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Park City Group, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2018 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, Todd Mitchell, Principal Financial and Accounting Officer of the Company, certifies, to my best knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 10, 2018	By:	/s/ Todd Mitchell Todd Mitchell Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)